EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT, dated as of December 8 , 2006 (this "Agreement"), is by and between MARKETVISION COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), Natural Health Trends Corp., a Delaware corporation ("Parent"), and JOHN CAVANAUGH, an individual residing in the State of Minnesota (the "Executive").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Company desires to continue to secure the services of the Executive upon the terms and conditions hereinafter set forth, and the Executive desires to continue to render services to the Company upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Company is a wholly-owned subsidiary of Parent;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

         Section 1. Employment. The Company hereby employs Executive as the President of the Company, and the Executive hereby accepts such employment, subject to the terms and conditions set forth in this Agreement.

         Section 2.     Duties; Exclusive Services; Best Efforts.
                        ----------------------------------------

                  (a) The Executive shall perform all duties incident to the position of President of the Company, as well as any other duties as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board of the Company or her designee, and agrees to abide by all bylaws, policies, practices, procedures or rules of the Company and (to the extent possible) Parent consistent with his position as President of the Company. The Executive agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his position, and to this end, he will devote his full time and attention to the business and affairs of the Company. The Executive also agrees that he shall not take personal advantage of any business opportunities which arise during his employment and which may benefit the Company, Parent or any other subsidiary of Parent (each, including the Company and Parent, a "Group Member"). All material facts regarding such opportunities must be promptly reported to the Chairman of the Board for consideration by the Company. Notwithstanding the foregoing, the Executive may expend his time and efforts in other activities so long as such endeavors do not affect his ability to perform his duties under this Agreement and such endeavors do not involve the Executive providing computer programming services. However, if such programming services do not affect his ability to perform his duties under this Agreement, the Executive may provide computer programming services to other entities so long as the Board of Directors of the Company has given its prior written consent, which consent may be withheld, conditioned or delayed in its sole discretion. If requested by the Company, the Executive shall serve on the Board of Directors or any committee thereof without additional compensation.

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                  (b)   In performing his duties hereunder, the Executive shall
work at the offices of the Company located in Eden Prairie, Minnesota, or such other location(s) as the Company and the Executive shall mutually agree. However, the Executive shall also render services at such other place or places within or without the United States as the Board of Directors or Chairman of the Board may direct from time to time; provided that the Executive shall not be required to render services away from the such location for more than thirty business days in any given twelve-month period.

         Section 3.     Term of Employment; Vacation.
                        ----------------------------

                  (a) Unless extended in writing by both the Company and the Executive, the term of the Executive's employment shall be for a period of thirty six (36) months commencing on the date hereof, subject to earlier termination by the parties pursuant to Sections 5 and 6 hereof (the "Term").

                  (b) The Executive shall be entitled to four (4) weeks vacation during each year of the Term.

         Section 4.     Compensation of Executive.
                        -------------------------

                  4.1 Salary; Bonus. Until December 31, 2006, the Company shall pay to Executive a base salary of $205,000 per annum (the "Base Salary"), subject to such deductions as shall be required to be withheld by applicable law and regulations. From and after January 1, 2007, the Base Salary shall increase by 3% each fiscal year, if Employee's performance is satisfactory to the Company and Parent. The Base Salary shall be paid at such regular weekly, biweekly or semi-monthly time or times as the U.S. operating subsidiaries of Parent ("U.S. Group Members") make payment of their regular payroll in the regular course of business. Executive shall be entitled to participate in Parent's annual incentive compensation program with goals specific to the Company.

                  4.2 Expenses. During the Term, the Company shall promptly reimburse the Executive for all reasonable and necessary travel expenses and other disbursements incurred by the Executive on behalf of the Company, in performance of the Executive's duties hereunder, assuming Executive has received prior approval for such travel expenses and disbursements by Parent to the extent possible consistent with corporate practices with respect to the reimbursement of expenses incurred by the senior executives of U.S. Group Members.

                  4.3 Benefits. The Company shall establish at its sole cost and expense, and the Executive shall be permitted during the Term to participate, in a Minnesota based hospitalization and health care benefit program on an individual or family coverage basis, at the Executive's election. In addition, the Executive may participate in pension plans, bonus plans or similar benefits ("Insurance Benefits") that may be available to other executives of U.S. Group Members, subject to such eligibility rules as are

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applied to senior managers generally. The Company shall use its best efforts to obtain disability coverage for its employees so long as the cost of such coverage is not unreasonably expensive.

                  4.4 Retention Bonus. Upon execution of this Agreement, the Company shall pay Employee a retention bonus of $89,200.

         Section 5. Disability of the Executive. If the Executive is incapacitated or disabled by accident, sickness or otherwise so as to render the Executive mentally or physically incapable of performing the services required to be performed under this Agreement for a period of 90 consecutive days or 120 days in any period of 360 consecutive days (a "Disability"), the Company may, at the time or during the period of such Disability, at its option, terminate the employment of the Executive under this Agreement immediately upon giving the Executive written notice to that effect.

         Section 6.     Termination.
                        -----------

                  (a) The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Executive notice of such termination, with reasonable specificity of the details thereof. For purposes of this Agreement, "Cause" shall mean and include any:

                        (i) failure or neglect by the Executive to perform the material duties of the Executive's position which failure or neglect shall have a material adverse effect on the Company or any Group Member;

                        (ii) failure of the Executive to obey the lawful orders given by the Board of Directors or Chairman of the Board of the Company, or by the Board of Directors or any authorized officer of Parent, in each case commensurate with his title and responsibilities which failure or neglect shall have a material adverse effect on the Company, Parent or any other Group Member;

                        (iii) willful misconduct by the Executive in connection with the performance of any of his duties, including, without limitation, misappropriation of funds or property of any Group Member, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or other Group Member, misrepresentation to the Company or other Group Member, or any violation of law or regulations on any Group Member premises or to which any Group Member is subject;

                        (iv) commission by the Executive of an act involving moral turpitude, dishonesty, theft or unethical business conduct, or conduct that is demonstrably and materially injurious to the Company or other Group Member, whether monetarily or otherwise;

                        (v) failure by the Executive to devote his full time and best efforts to the Company's business and affairs;

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                        (vi)    failure to fully cooperate in any investigation
by the Company or any other Group Member;

                        (vii) any material breach of this Agreement or rules, policies or codes of conduct of the Company or Parent;

                        (viii) Executive's abuse of alcohol or other drugs or controlled substances; or

                        (ix) death of or resignation by the Executive hereunder; provided however, that if the Executive resigns as a result of a material breach by the Company of this Agreement, or in accordance with Section 6(c), such resignation shall not be considered "Cause" hereunder.

         A termination pursuant to this Section 6(a) shall take effect 10 days after the giving of written notice to the Executive unless the Executive shall, during such 10-day period, remedy to the reasonable satisfaction of the Board of Directors of the Company the misconduct, disregard, abuse or breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Board of Directors of the Company or Parent shall, in its reasonable discretion, have determined that such misconduct, disregard, abuse or breach is not remediable (which determination shall be stated in such notice).

                  (b) The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement (except as hereinafter provided) at any time during the Term without Cause by giving the Executive written notice of such termination, to be effective fifteen days following the giving of such written notice.

                  (c) The Executive may terminate his employment hereunder (and the Term) for "Good Reason" after the occurrence, without the written consent of the Executive, of an event constituting a material breach of this Agreement by the Company that has not been fully cured within ten (10) days after written notice thereof has been given by the Executive to the Company; provided that, without limiting the generality of the foregoing, any one of the following events shall be deemed a material breach of this Agreement:

                        (i) A reduction by the Company in the Executive's Base Salary as in effect on the commencement date of this Agreement or as the same may be increased from time to time; or

                        (ii) The relocation of the Executive's principal place of employment to a location more than twenty (20) miles from the Executive's principal place of employment described in Section 2(b) hereof, except for travel on the Company's business to an extent necessary and reasonable in light of the Company's business needs and objectives, not to exceed thirty business days in any given twelve-month period.

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                  For convenience of reference, the date upon which any
termination of the employment of the Executive pursuant to Sections 5 or 6 shall be effective shall be hereinafter referred to as the "Termination Date".

         Section 7.     Severance Rights.
                        ----------------

                  (a) Executive will be entitled to Severance Payments (as defined below) if any of the following events occur:

                        (i) Executive's employment is terminated by the Company without Cause (as defined above) or by Executive with Good Reason (as defined above) during the period commencing on the date that is thirty (30) days prior to a Change of Control (as defined below) through and including the date that is 18 months following such Change of Control (a "Change of Control Termination");

                        (ii) Executive provides the Company with written notice of his resignation for Good Reason and the Company has not cured such event within 10 days following its receipt of such written notice; or

                        (iii) Executive's employment is terminated by the Company without Cause (other than in connection with a Change of Control as contemplated in (i) above).

                  (b) Notwithstanding the foregoing, in order to receive any Severance Payments, Executive must execute and deliver to the Company a full general release of all claims against the Company and all Group Members in form and substance satisfactory to the Board of Directors of the Company.

                  (c)   As used herein, the term:

                        (i) "Severance Payments" shall mean the continuation of the payment of Executive's base salary then in effect (plus health and medical insurance coverage as previously provided to Executive) for a period of up to two (2) years following the termination date, or until such earlier date on which Executive becomes engaged in any Competitive Activity (as defined in the Non-Competition Agreement required by Section 8 below) or otherwise breach the terms and conditions of the Non-Competition Agreement (each, a "Severance Payment Termination Event); provided however, that with respect to a Change of Control Termination, Executive shall be entitled to receive Severance Payments for a period of up to three (3) years only, subject to earlier discontinuation following a Severance Payment Termination Event; and

                        (ii) "Change of Control" shall mean: (i) when any "person" as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding Parent or any other Group Member or any employee benefit plan sponsored or maintained by Parent or any other Group Member (including any trustee of such plan acting as trustee), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of Parent

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representing more than 50% of the combined voting power of Parent's then outstanding securities; or (ii) when, during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of Parent (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this provision; or (iii) the occurrence of a transaction requiring stockholder approval under applicable state law for the acquisition of Parent by an entity other than Parent or a subsidiary or an affiliated company of Parent through the purchase of assets, or by merger, or otherwise; provided however, that none of the foregoing shall constitute a Change of Control if such transaction, event or occurrence shall be approved by, or consented to, by Executive.

         Section 8. Non-Competition and Confidentiality Agreement. Parent and the Company agree to provide Executive with confidential and proprietary information of Parent and its subsidiaries, including the Company, so that Executive may perform his duties hereunder. Executive agrees to enter into a Non-Competition and Proprietary Rights Assignment Agreement, a form of which is attached hereto as Exhibit A (the "Non-Competition Agreement"), pursuant to which Executive will agree to keep in confidence the Company's confidential information, not compete with the Company, and not solicit employees or independent distributors of Parent or any of its subsidiaries.

         Section 9.     Miscellaneous.
                        -------------

                  9.1 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF TEXAS AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SAID STATE.

                  9.2 Entire Agreement. This Agreement (together with the exhibits attached hereto, which hereby are incorporated by reference) contains the entire agreement of the parties hereto relating to the employment of Executive by Employer and the other matters discussed herein and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  9.3 Withholding Taxes. Employer may withhold from any compensation or other benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

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                  9.4   Arbitration. All disputes between Parties in connection
with arising out of the existence, validity, construction, performance and termination of this Agreement shall be finally settled by arbitration. The arbitration shall be held in Dallas, Texas in accordance with the Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with the said Rules and the award of such arbitrators shall be final and binding upon the Parties. The non-prevailing party shall pay for all reasonable costs and expenses incurred in connection with such dispute, including filing and arbitrator fees as well as the reasonable costs and expenses of opposing legal counsel.

                  9.5 Supplements and Amendments. This Agreement may be supplemented or amended only upon the written consent of each of the parties hereto.

                  9.6 Assignment. Except as expressly provided below, this Agreement shall not be assignable, in whole or in part, by either party without the prior written consent of the other party. The Company may, without the prior written consent of the Executive, assign its rights and obligations under this Agreement to any other Group Member into which the Company may merge or consolidate, or to which the Company may sell or transfer assets; provided, however, that such assignment may be made without Executive's prior written consent only if (i) such assignment has a valid business purpose and is not for the purpose of avoiding the Company's obligations hereunder or Executive's realization of the benefits of this Agreement and (b) the assignee expressly assumes in writing all obligations and liabilities to Executive hereunder. The Company will cause any purchaser of all or substantially all of its assets, by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase had taken place. This Agreement shall be binding upon and inure to the benefit of Employer and their respective successors and permitted assigns. This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's heirs, personal or legal representatives and beneficiaries.

                  9.7 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  9.8 Severability. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable and/or invalid by a court of competent jurisdiction, in whole or in part, the remaining provisions shall nevertheless be binding, enforceable and in full force and effect.

                  9.9 Titles and Headings. The titles and headings of the various Sections of this Agreement are intended solely for convenience of reference and not intended for any purpose whatsoever to explain, modify or place any construction upon any of the provisions hereof.

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                  9.10  Injunctive Relief. The Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of Sections 6 and 8 hereof. Accordingly, the Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce such provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

                  9.11 Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered (which shall include personal delivery and delivery by courier, messenger or overnight delivery service) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows: (i) if to Executive: At his home address in accordance with the Company's records, and (ii) if to the Company, c/o Natural Health Trends Corp., 2050 Diplomat Drive, Dallas, Texas 75234, Attention: Stephanie Hayano, or (in each case) to such other address of which either party gives notice to the other party in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  9.12 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  9.13 Post Employment Obligations. The Executive agrees that both during and after his employment he shall, at the request of the Company, render all assistance and perform all lawful acts that the Company considers necessary or advisable in connection with any litigation involving the Company or any director, officer, employee, shareholder, agent, representative, consultant, client or vendor of the Company or other Group Member. Reasonable expenses incurred by the Executive in rendering such assistance shall be promptly reimbursed by the Company.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                                       The Company:

                                       MARKETVISION COMMUNICATIONS
                                       CORPORATION

                                       By: /s/ JOHN CAVANAUGH
                                           -------------------------------------
                                           Name:  John Cavanaugh
                                           Title: President


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                                       Parent:

                                       NATURAL HEALTH TRENDS CORP.
                                       ---------------------------

                                       By: /s/ STEPHANIE S. HAYANO
                                           -------------------------------------
                                           Name:  Stephanie S. Hayano
                                           Title: President and CEO


                                       The Executive:

                                       /s/ JOHN CAVANAUGH
                                       -----------------------------------------
                                       JOHN CAVANAUGH



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